Exhibit 99.1

Forward - Looking Statements 2 This presentation has been prepared by DeFi Development Corp. (“DeFi”) (NASDAQ:DFDV) for informational purposes only and not for any other purpose. We have prepared this presentation solely to illustrate the businesses of DeFi, and it does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of DeFi. Nothing contained in this presentation is, or should be construed as, a recommendation, promise or representation by the presenter or DeFi or any director, employee, agent, or adviser of DeFi. Information provided in this presentation speaks only as of the date hereof. DeFi assumes no obligation to update any statement after the date of this presentation as a result of new information, subsequent events or any other circumstances unless required by applicable law. Certain information contained in this presentation and statements made orally during this presentation relate to or are based on studies, publications, surveys and other data obtained from third - party sources and DeFi’s own internal estimates and research. While DeFi believes these third - party studies, publications, surveys and other data to be reliable as of the date of this presentation, it has not independently veriﬁed, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third - party sources. In addition, no independent source has evaluated the reasonableness or accuracy of DeFi’s internal estimates or research and no reliance should be made on any information or statements made in this presentation relating to or based on such internal estimates and research. You should conduct your own investigation and analysis of DeFi, its business, prospects, results of operations and ﬁnancial condition. In furnishing this information, DeFi does not undertake any obligation to provide you with access to any additional information (including forward - looking information and any projections contained herein) or to update or correct the information. Certain information and conclusions set forth in this presentation are based on projections. Actual results may differ materially from those indicated in the forward - looking statements because the realization of those results is subject to many uncertainties, including economic conditions, ﬂuctuations in the market price of SOL, the impact on our business of the regulatory environment and other factors, some of which are described more fully in the Company's most recent Annual Report on Form 10 - K and the Current Report on Form 10 - Q ﬁled with the SEC on May 14, 2025. Forward - looking statements contained in this presentation are made as of the date of this presentation, and we undertake no duty to update such information except as required under applicable law. Investors should be aware that projections are subject to many risks and uncertainties and may be materially different from actual results. Each investor must conduct and rely on its own evaluation, including of the associated risks, in making an investment decision. This presentation also includes express and implied forward - looking statements regarding the current expectations, estimates, opinions and beliefs of DeFi that are not historical facts. Such forward - looking statements may be identiﬁed by words such as “believes,” “expects,” “endeavors,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “should” and “objective” and the negative and variations of such words and similar words. These statements are made on the basis of current knowledge and, by their nature, involve numerous assumptions and uncertainties. Nothing set forth herein should be regarded as a representation, warranty or prediction that DeFi will achieve or is likely to achieve any particular future result.

DeFi Development Corp. is the most efficient way to accumulate SOL 3 Chapter 1: The Rise of Crypto Treasury Vehicles Chapter 2: Legacy Structures Can’t Accumulate Crypto Fast Enough. We Can. Chapter 3: Solana Is the Right Asset. Now Is the Right Time. Chapter 4: DFDV Is Built to Compound – By Design and By Team

Chapter 1: The Rise of Crypto Treasury Vehicles

Public - market treasury strategies are reshaping how crypto gets accumulated 5

MSTR showed that holding crypto on balance sheet drives outsized equity returns


3,099.82%
2,000.00%
1,025.09%
0.00%
2021
2022
2023
2024
2025
MSTR
BTC-USD

Over the last 5 years, since MSTR started buying BTC…

- BTC is up ~1,000%
- MSTR stock is up over **3,000%** over the same period…
- 3.0x outperformance vs. BTC itself.

DeFi Development Corp.

Sources: CoinMarketCap, IBKR. Figures as of 05/12/25.

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DFDV is the upgraded model – built to maximize SOL accumulation and compound SOL per share 7 Source: Internal ﬁgures. SOL HODLings inclusive of staking rewards. mNAV assumes $27.25 share price (the last reported price on NASDAQ as of 07/11/25), 18.7M total shares outstanding as of 07/09/25, and SOL/USD of $162.88. Volatility is 30D Realized. SOL per Share: SOL NAV ($): SOL HODLings : 0.0457 $140M 857,749 Volatility: mNAV: Capital Raised: 228% 3.7x $200M

Our mNAV calculation normalizes for debt and fully diluted share count 8 Source: NAV in (2) is SOL NAV less net debt ($140.6M convertible debt as of 07/14/25, less $1.8M of cash as of 03/31/25 ). mNAV assumes $27.25 share price (the last reported price on NASDAQ on 07/11/25), and SOL/USD of $162.88. See Additional Information at the end of this presentation for discussion on prepaid forward treatment in NAV. Notes mNAV NAV/shr Share Count NAV Scenario Market Cap divided by SOL 3.7x $7.44 18.7M $139.7M 1. Headline mNAV Market Cap divided by: SOL less total convertible debt outstanding 6.7x $4.07 18.7M $76.4M 2. Adjust for Debt Apr 2025 Convert strike of $9.74 Jul 2025 Convert strike of $23.11 4.4x $6.24 22.7M $141.5M 3. Debt Converts Converts and warrants all exercised ; + $ 84 M of cash proceeds from warrants 3.3x $8.21 27.5M $225.4M 4. Fully Diluted mNAV

Chapter 2: Legacy Structures Can’t Accumulate Crypto Fast Enough. We Can.

Exchanges Suffer From: High Fees Trading and custody fees for retail buyers often exceed 1% per transaction Limited Staking Individuals / Institutional investors often cannot stake Lack of Technology Individuals & Institutions are unable to operate validators to earn additional SOL Lack of Yield Centralized Exchanges (“CEXs”) take large validator fees and don’t enhance yield Risky Leverage High chance of margin call on CEX leverage Tax Ineﬃciency Individuals owe taxes on Staking Rewards (e.g. 1099 - MISC Coinbase) Exchanges enable trading, not accumulation. They add fees, risk, and no compounding beneﬁt.

ETFs are merely passive, fee - based wrappers that don’t compound SOL/share or offer yield Capital Deployment SOL Holdings Staking Volatility Capture Fees Operational Control Future SOL ETFs DFDV Only track SOL price with no capital compounding effect Subject to outﬂows No Staking At Launch No enhanced volatility All ETFs charge fees, eroding returns None Convertibles and PIPEs enhance returns Permanent SOL Accumulation Validator Business Enables Yield Expected higher vol than SOL, enabling options, leverage, etc. No management fees Optimize capital structure to acquire SOL opportunistically Based on the Company’s own view of the relative positioning of the various categories shown. DFDV is not an exchange traded product (“ETP”) or an exchange - traded fund (“ETF”) registered under the Investment Company Act of 1940, as amended, is not subject to the same rules and regulations as an ETP or an ETF and does not operate as an ETP or ETF. See Appendix for additional information

DFDV solves this: we buy fast, generate onchain yield, and provide enhanced exposure

SOL (up arrow)

Technology & Crypto Expertise

- Discounted locked SOL access delivers instant unrealized gains
- Owning validators increases control and improves staking economics
- Stake delegated to our validators from third parties earns more SOL
  - DFDV offers 8% stake yield vs. Coinbase at 5.1% stake yield

SOL (up arrow)

Financial Strategies

- We expect to engage in convertible bond offerings to fund SOL purchases
- Risk-managed DeFi strategies expected to earn more SOL
- Expected minimal tax bill enables us to grow SOL stockpile faster

Cash Flow (up arrow)

Valuation Support

- Stablecoin strategy offers uncorrelated yield through the cycle
- No risk of "margin call"

***More* SOL**
***Less* Risk**

Source: Coinbase est. reward rate as of 07/11/25

DeFi Development Corp.
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We HODL over $130M of SOL, and this is just the beginning 13

We are guiding to 1.0 SPS by December 2028 & 261% SPS Growth by June 2026 14

Chapter 3: Solana Is the Right Asset. Now Is The Right Time.

At 4% the market cap of BTC with surging fundamentals, SOL has upside and price reflexivity

$87B
Solana market cap

$261B
Stablecoin market cap

$2.3T
Bitcoin market cap

$127B
DeFi Total Value Locked ("TVL")

$741B
Total DeFi Volume
Q1'25

40%
SOL Market Share on DEXs
Q1'25

$5.9B
Total Solana staking rewards
per year

There is plenty of liquidity to deploy significant capital

DeFi Development Corp.

Sources: CoinMarketCap, DefiLlama, CoinGecko. Figures as of 07/11/25 unless otherwise stated. Staking rewards of $5.9B is an estimate based on total stake of 402M per Solana Beach, 9.0% total rewards, and $164.06 SOl/USD

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Solana has surpassed more than 15B transactions YTD – more than all other chains combined 17

Solana leads the pack with >60oM new wallets created YTD, nearly 2x all other chains combined 18 New Wallets by Chain (YTD)

DFDV is an onchain company, deeply integrated across the Solana ecosystem 19

dfdvSOL LST integrations create a self - reinforcing flywheel for SPS, revenue, and growth 20

Solana is 50 - 100% more volatile than Bitcoin…

Fixed Income Equity Cash $164M of Convertible Debt $24M PIPE + $12M via ATM and ELOC $1.8M of Cash as of 03/31/25 $200M of capital raised to increase SOL holdings …which allows us to ﬁnancially engineer different flavors of volatility across our capital structure

23 Validator rewards make SOL an asset that pays you for passively helping secure the network Solana generates currently up to 10% APY denominated in SOL $5.9B Total Solana staking rewards per year $1B Total Solana validator returns per year Staking rewards of $5.9B is an estimate based on total stake of 402M per Solana Beach , 9.0% total rewards, and $164.06 SOl/USD

Our validators generate strong FCF, and let us stack SOL without relying solely on capital markets. 24 Solana validators $3M/yr net proﬁt per 500K SOL staked* Optimized validators 10 - 20% higher returns* Our validators 20 - 40% higher, after - fee returns than Coinbase and Binance* Upcoming Solana ETF launches create opportunities for validator business growth *Estimates, subject to change

Chapter 4: DFDV Is Built To Compound – By Design and By Team

Our team has built and scaled crypto businesses across every market cycle 26 Parker White, CFA COO & CIO Joseph Onorati Chairman & CEO Dan Kang (DK) Head of IR Danial Saef, PhD Head Engineer Pete Humiston Head of Research John Han, CFA CFO

Backed by a board that blends crypto-native operators with public company veterans



Marco Santori
Board

- **General Partner** - Pantera Capital
- **Chief Legal Officer** - Kraken
- **Chief Legal Officer** - Blockchain.com
- **Board** - WalletConnect Foundation
- **Partner** - Cooley



Blake Janover
Board

- **Founder & CEO** - Janover
- **Board** - Soulpower Acquisition Corp
- **Founder & CEO** - B. Elliot Companies



William Caragol
Board

- **Managing Director** - Quidem LLC
- **CFO, COO** - Iron Horse
- **CEO** - PositiveID Corporation
- **Board** - Worksport



Zach Tai
Board

- **VP Strategy & Operations** - Everclear
- **Director of Strategy** - Kraken
- **Vice President** - Cerberus Capital
- **Co-Founder** - Nimbl

DeFi Development Corp.
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DFDV’s reinforcing flywheels compound SOL/share Raise Capital at >1x NAV Buy Locked and Unlocked SOL Grow NAV Financial Flywheel Optimized Validator Tech Maximize Staking Yield Increase Delegation Tech Flywheel Strengthen Industry Relationships Expand Commercial Opportunities Enhance Market Reputation Crypto Native Flywheel

DeFi Development Corp. (NASDAQ: DFDV) Crypto Born. TradFi Fueled. Built to Stack Solana.

Additional Information 30 DeFi Development Corp. is not an exchange traded product (“ETP”) or an exchange - traded fund (“ETF”) registered under the Investment Company Act of 1940, as amended, is not subject to the same rules and regulations as an ETP or an ETF, and does not operate as an ETP or ETF. In particular, unlike spot Solana ETPs, we (i) do not seek for shares of our common stock to track the value of the underlying Solana we hold before payment of expenses and liabilities, (ii) do not beneﬁt from various exemptions and relief under the Securities Exchange Act of 1934, as amended, including Regulation M, and other securities laws, which enable spot Solana ETPs to continuously align the value of their shares to the price of the underlying Solana they hold through share creation and redemption, (iii) are a Delaware corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, (iv) are subject to federal income tax at the entity level and the other risk factors applicable to an operating business, such as ours, and (v) are not required to provide daily transparency as to our Solana holdings or our daily NAV. On July 1, 2025, we entered into a prepaid forward stock purchase transaction in connection with our issuance of 5.50% Senior Convertible Notes due 2030 (“Convertible Notes”). Given the prepaid forward represents the cash amount reserved for future share settlement, NAV as presented assumes that the approximately $75.6 million paid to the forward counterparty will be treated as an asset, offsetting a portion of the associated debt from the Convertible Notes. A determination of the accounting treatment relating to the forward stock purchase transaction for purposes of GAAP is incomplete and remains subject to review, and the ﬁnal accounting treatment may cause this presentation to differ materially.